Exhibit 5.1

Baker & McKenzie LLP 1900 North Pearl Street, Suite 1500 Dallas, Texas 75201 United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

June 18, 2024

GT Biopharma, Inc.
8000 Marina Blvd, Suite 100

Brisbane, CA 94005

RE:     Registration Statement on Form S-1 for GT Biopharma, Inc.

Ladies and Gentlemen:

We have acted as counsel to GT Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (as amended or supplemented, the “Registration Statement”) to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the offering and resale by the selling shareholders named therein (the “Selling Shareholders”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 740,000 shares of common stock, par value $0.001 per share (the “Shares”) issuable upon the exercise of warrants (the “Warrants” and together with the Shares, the “Securities”) issued pursuant to that certain Securities Purchase Agreement entered into on May 21, 2024 by and between the Company and Selling Shareholders.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company, as amended and supplemented to date, (iii) the restated Bylaws of the Company, as amended to date, (iv) the corporate proceedings with respect to the filing of the Registration Statement and (v) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares that may be issued from time to time upon the exercise of the Warrants have been duly and validly authorized and, upon exercise of the Warrants and payment of the exercise price in accordance with the terms and conditions thereof, and assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP